Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2022 Results

– Third-Quarter Revenue of $989.2 Million –

– Third-Quarter GAAP Earnings per Share of $1.88 and Non-GAAP Earnings per Share of $2.63 –

– Narrows 2022 Revenue Growth and Earnings Per Share Guidance –

– Announces Planned Divestiture of Avian Vaccine Business –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 2, 2022--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2022. For the quarter, revenue was $989.2 million, an increase of 10.4% from $895.9 million in the third quarter of 2021.

Acquisitions contributed 1.7% to consolidated third-quarter revenue growth. The divestitures of the Research Models and Services operations in Japan (RMS Japan) and CDMO site in Sweden (CDMO Sweden) in October 2021 reduced reported revenue growth by 2.1%. The impact of foreign currency translation reduced reported revenue growth by 4.5%. Excluding the effect of these items, organic revenue growth of 15.3% was driven by contributions from all three business segments, particularly the Discovery and Safety Assessment (DSA) business segment.

On a GAAP basis, third-quarter net income attributable to common shareholders was $96.5 million, a decrease of 6.7% from net income of $103.4 million for the same period in 2021. Third-quarter diluted earnings per share on a GAAP basis were $1.88, a decrease of 6.5% from $2.01 for the third quarter of 2021.

On a non-GAAP basis, net income was $134.7 million for the third quarter of 2022, a decrease of 3.2% from $139.1 million for the same period in 2021. Third-quarter diluted earnings per share on a non-GAAP basis were $2.63, a decrease of 2.6% from $2.70 per share for the third quarter of 2021.

The decreases in GAAP and non-GAAP net income and earnings per share were primarily driven by lower operating margins, as well as increased interest expense and a higher tax rate. These factors were largely offset by higher revenue. On a GAAP basis, higher acquisition-related adjustments were offset by the performance of venture capital and other strategic investments, which totaled a gain of $0.04 per share in the third quarter of 2022, compared to a loss of $0.15 per share for the same period in 2021. The Company’s venture capital and other strategic investment performance has been excluded from non-GAAP results.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are pleased with our third-quarter operating performance, which demonstrates the power of our unique portfolio that is centered on preclinical R&D services to support the biopharmaceutical industry. With a large and diversified client base and a broad, non-clinical portfolio that differentiates Charles River from other outsourced service providers, we believe that we are an excellent barometer of the sustained health of the biopharmaceutical industry.”

“The third-quarter results reflect substantial revenue growth acceleration in the DSA segment, resulting from the strength of the Safety Assessment backlog that continues to afford us with excellent visibility into future client demand. We are confident that we will finish 2022 on a strong note and are encouraged by the solid growth prospects as we look into the new year,” Mr. Foster concluded.

Third-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $180.1 million in the third quarter of 2022, an increase of 5.2% from $171.3 million in the third quarter of 2021. Organic revenue growth of 8.0% was primarily driven by research model services, particularly the Insourcing Solutions (IS) business, as well as small research models in North America and China.

In the third quarter of 2022, the RMS segment’s GAAP operating margin decreased to 19.9% from 22.8% in the third quarter of 2021, and on a non-GAAP basis, the operating margin decreased to 23.5% from 26.1%. The GAAP and non-GAAP operating margin decreases were primarily driven by the revenue mix and higher costs in China, as well as expansion costs related to opening new CRADL™ and Explora sites in the Insourcing Solutions business.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $619.5 million in the third quarter of 2022, an increase of 16.5% from $531.8 million in the third quarter of 2021. Organic revenue growth of 20.8% was primarily driven by broad-based growth in the Safety Assessment business, resulting from meaningful price increases and substantially higher study volume, both year-over-year and from first-half levels.

In the third quarter of 2022, the DSA segment’s GAAP operating margin increased to 22.9% from 21.9% in the third quarter of 2021, and on a non-GAAP basis, the operating margin increased to 26.2% from 24.3%. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher revenue in the Safety Assessment business.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $189.6 million in the third quarter of 2022, a decrease of 1.7% from $192.9 million in the third quarter of 2021. Organic revenue growth of 6.0% reflected higher revenue in the Biologics Testing and Microbial Solutions businesses. These trends were partially offset by a revenue decline in the CDMO business.

In the third quarter of 2022, the Manufacturing segment’s GAAP operating margin decreased to 16.6% from 25.2% in the third quarter of 2021, and on a non-GAAP basis, the operating margin decreased to 28.6% from 32.7%. The GAAP and non-GAAP operating margin decreases were primarily as a result of lower revenue in the CDMO business.

Avian Vaccine Divestiture

The Company announced that it has signed a definitive agreement to divest its Avian Vaccine business for approximately $170 million in cash with potential contingent payments of up to an additional $30 million, subject to certain closing adjustments.

The Avian Vaccine business, which is part of Charles River’s Manufacturing Solutions segment, produces specific-pathogen-free (SPF) chicken eggs and associated products and services, principally for avian vaccine manufacturers and researchers. It has approximately 250 employees across approximately 20 sites in the United States.

The transaction is expected to close by the end of the year, and will not have a meaningful impact on 2022 revenue and non-GAAP earnings per share. In 2023, the divestiture is expected to reduce annual revenue by approximately $80 million and non-GAAP earnings per share by approximately $0.35, prior to any benefit from redeploying the proceeds towards other capital priorities. Items excluded from non-GAAP diluted earnings per share are expected to include gains on the sale of the businesses and all divestiture-related costs, which primarily include advisory fees and certain other transaction-related costs.

Updates 2022 Guidance

The Company is updating 2022 financial guidance, which was previously provided on August 3, 2022.

Revenue growth and non-GAAP earnings per share guidance are being narrowed to the upper end of the prior ranges, reflecting the solid, third-quarter performance. GAAP earnings per share guidance is being narrowed to the low end of the prior range, primarily as a result of contingent consideration adjustments related to the CDMO Sweden divestiture. The planned divestiture of the Avian Vaccine business will not have a meaningful impact on revenue and non-GAAP earnings per share in 2022, and an estimate for the gain on the sale of the business has not been included in the GAAP earnings per share guidance below.

The impact of foreign exchange on reported revenue growth continues to be a meaningful headwind in 2022, which is unchanged from our prior outlook in August. Compared to 2021, foreign currency translation is expected to reduce GAAP and non-GAAP earnings per share by $0.43 per share this year, which will reduce the earnings per share growth rates by approximately 550 basis points and 400 basis points on a GAAP and non-GAAP basis, respectively.

The Company’s guidance includes the addition of a 53rd week this year, which is necessary to true up to a December 31 year-end. The 53rd week, which will occur in the fourth quarter, was previously incorporated into our 2022 financial guidance and is characterized by a light week of sales but normal costs. This is expected to result in a 1.5% benefit to full-year reported revenue growth, but generate a modest operating margin headwind in the fourth quarter.

The Company’s updated guidance for revenue growth, earnings per share, and cash flow is as follows:

2022 GUIDANCE	CURRENT	PRIOR
Revenue growth, reported	10.0% – 11.0%	9.0% – 11.0%
Less: Contribution from acquisitions/divestitures, net	~(1.0%)	~(1.0%)
Less: Impact of 53rd week in 2022	~(1.5)%	~(1.5)%
Unfavorable/(favorable) impact of foreign exchange	~3.5%	~3.5%
Revenue growth, organic (1)	11.0% – 12.0%	10.0% – 12.0%
GAAP EPS	$7.90 – $8.05	$7.90 – $8.15
Acquisition-related amortization	~$2.20	~$2.20
Acquisition and integration-related adjustments (2)	$0.20 – $0.25	--
Venture capital and other strategic investment losses/(gains), net (3)	$0.30	$0.35
Other items (4)	~$0.20	~$0.25
Non-GAAP EPS	$10.80 – $10.95	$10.70 – $10.95
Cash flow from operating activities	~$700 million	~$700 million
Capital expenditures	~$340 million	~$340 million
Free cash flow	~$360 million	~$360 million

Footnotes to Guidance Table:

(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, the 53rd week in 2022, and foreign currency translation.
(2) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration costs, and certain costs associated with acquisition-related efficiency initiatives, offset by adjustments related to contingent consideration and certain indirect tax liabilities.
(3) Venture capital and other strategic investment performance only includes recognized gains or losses. The Company does not forecast the future performance of these investments.
(4) These items primarily relate to charges associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure; certain third-party legal costs related to (a) environmental litigation related to the Microbial Solutions business and (b) responses to a U.S. government industry-wide supply chain management inquiry applicable to our Safety Assessment business; and severance and other costs related to the Company’s efficiency initiatives.

Webcast

Charles River has scheduled a live webcast on Wednesday, November 2nd, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP free cash flow. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets, and other charges and adjustments related to our acquisitions and divestitures; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; the impact of the termination of the Company’s pension plans; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our Safety Assessment business related to producing responses to a U.S. government industry-wide supply chain management inquiry; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, divestitures, and the impact of the 53rd week in 2022. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, the 53rd week in 2022, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the impact of the COVID-19 pandemic; the projected future financial performance of Charles River and our specific businesses; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2021 and 2022 on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and spending trends by our clients; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives, and the assumptions surrounding the COVID-19 pandemic that form the basis for our annual guidance. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the COVID-19 pandemic, its duration, its impact on our business, results of operations, financial condition, liquidity, business practices, operations, suppliers, third party service providers, clients, employees, industry, ability to meet future performance obligations, ability to efficiently implement advisable safety precautions, and internal controls over financial reporting; the COVID-19 pandemic’s impact on client demand, the global economy and financial markets; the ability to successfully integrate businesses we acquire (including Explora BioLabs); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by the ongoing conflict between the Russian federation and Ukraine; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 16, 2022, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021

Service revenue	$812,894	$703,859	$2,316,206	$2,045,760
Product revenue	176,263	192,078	560,011	589,350
Total revenue	989,157	895,937	2,876,217	2,635,110
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	530,706	468,659	1,540,193	1,369,396
Cost of products sold (excluding amortization of intangible assets)	88,228	90,051	272,257	278,188
Selling, general and administrative	183,714	148,573	465,458	475,807
Amortization of intangible assets	35,533	32,852	111,144	94,664
Operating income	150,976	155,802	487,165	417,055
Other income (expense):
Interest income	122	137	437	343
Interest expense	(11,375)	(16,455)	(24,512)	(62,364)
Other expense, net	(16,616)	(16,214)	(85,024)	(37,966)
Income before income taxes	123,107	123,270	378,066	317,068
Provision for income taxes	25,495	18,111	74,564	58,058
Net income	97,612	105,159	303,502	259,010
Less: Net income attributable to noncontrolling interests	1,139	1,733	4,686	5,606
Net income attributable to common shareholders	$96,473	$103,426	$298,816	$253,404

Earnings per common share
Net income attributable to common shareholders:
Basic	$1.90	$2.05	$5.88	$5.04
Diluted	$1.88	$2.01	$5.83	$4.93

Weighted-average number of common shares outstanding;
Basic	50,870	50,425	50,778	50,234
Diluted	51,283	51,558	51,285	51,360

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	September 24, 2022	December 25, 2021
Assets
Current assets:
Cash and cash equivalents	$193,701	$241,214
Trade receivables and contract assets, net of allowances for credit losses of $9,827 and $7,180, respectively	770,776	642,881
Inventories	261,522	199,146
Prepaid assets	92,266	93,543
Other current assets	97,087	97,311
Total current assets	1,415,352	1,274,095
Property, plant and equipment, net	1,380,568	1,291,068
Operating lease right-of-use assets, net	373,410	292,941
Goodwill	2,776,005	2,711,881
Client relationships, net	909,899	981,398
Other intangible assets, net	58,121	79,794
Deferred tax assets	39,721	40,226
Other assets	429,693	352,889
Total assets	$7,382,769	$7,024,292

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Current portion of long-term debt and finance leases	$2,079	$2,795
Accounts payable	181,629	198,130
Accrued compensation	200,365	246,119
Deferred revenue	251,473	219,703
Accrued liabilities	196,754	228,797
Other current liabilities	181,894	137,641
Total current liabilities	1,014,194	1,033,185
Long-term debt, net and finance leases	2,937,056	2,663,564
Operating lease right-of-use liabilities	368,851	252,972
Deferred tax liabilities	196,014	239,720
Other long-term liabilities	194,710	242,859
Total liabilities	4,710,825	4,432,300
Redeemable noncontrolling interests	39,206	53,010
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 51,006 shares issued and 50,877 shares outstanding as of September 24, 2022, and 50,480 shares issued and outstanding as of December 25, 2021	510	505
Additional paid-in capital	1,780,876	1,718,304
Retained earnings	1,279,567	980,751
Treasury stock, at cost, 129 and 0 shares, as of September 24, 2022 and December 25, 2021, respectively	(38,492)	—
Accumulated other comprehensive loss	(395,608)	(164,740)
Total equity attributable to common shareholders	2,626,853	2,534,820
Noncontrolling interest	5,885	4,162
Total equity	2,632,738	2,538,982
Total liabilities, redeemable noncontrolling interests and equity	$7,382,769	$7,024,292

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 24, 2022	September 25, 2021
Cash flows relating to operating activities
Net income	$303,502	$259,010
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	226,325	198,299
Stock-based compensation	51,548	52,289
Loss on debt extinguishment and amortization of other financing costs	3,054	28,972
Deferred income taxes	(26,323)	(13,757)
Loss on venture capital and strategic equity investments, net	20,068	17,277
Contingent consideration, fair value changes	(15,420)	(10,360)
Other, net	31,574	928
Changes in assets and liabilities:
Trade receivables and contract assets, net	(174,169)	(35,592)
Inventories	(76,283)	(5,639)
Accounts payable	5,979	11,431
Accrued compensation	(32,734)	18,210
Deferred revenue	53,565	(9,394)
Customer contract deposits	16,234	4,850
Other assets and liabilities, net	(2,037)	15,017
Net cash provided by operating activities	384,883	531,541
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(283,392)	(1,292,093)
Capital expenditures	(235,709)	(129,997)
Purchases of investments and contributions to venture capital investments	(129,363)	(31,963)
Proceeds from sale of investments	3,104	5,960
Other, net	(6,945)	854
Net cash used in investing activities	(652,305)	(1,447,239)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	2,798,665	6,119,671
Proceeds from exercises of stock options	17,710	43,314
Payments on long-term debt, revolving credit facility, and finance lease obligations	(2,524,387)	(5,190,394)
Purchase of treasury stock	(38,492)	(40,440)
Payment of debt extinguishment and financing costs	—	(38,253)
Purchases of additional equity interests, net	(30,533)	—
Payment of contingent considerations	(10,356)	(2,328)
Other, net	(6,048)	—
Net cash provided by financing activities	206,559	891,570
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	10,726	17,514
Net change in cash, cash equivalents, and restricted cash	(50,137)	(6,614)
Cash, cash equivalents, and restricted cash, beginning of period	246,314	233,119
Cash, cash equivalents, and restricted cash, end of period	$196,177	$226,505

Supplemental cash flow information:
Cash and cash equivalents	$193,701	$212,539
Cash classified within current assets held for sale	—	8,612
Restricted cash included in Other current assets	1,376	4,275
Restricted cash included in Other assets	1,100	1,079
Cash, cash equivalents, and restricted cash, end of period	$196,177	$226,505

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Research Models and Services
Revenue	$180,114	$171,258	$543,066	$524,862
Operating income	35,891	39,111	123,299	126,626
Operating income as a % of revenue	19.9%	22.8%	22.7%	24.1%
Add back:
Amortization related to acquisitions	5,467	5,344	14,777	16,029
Severance	(110)	—	1,017	7
Acquisition related adjustments (2)	1,126	241	2,480	1,217
Total non-GAAP adjustments to operating income	$6,483	$5,585	$18,274	$17,253
Operating income, excluding non-GAAP adjustments	$42,374	$44,696	$141,573	$143,879
Non-GAAP operating income as a % of revenue	23.5%	26.1%	26.1%	27.4%

Depreciation and amortization	$13,128	$9,927	$35,825	$29,450
Capital expenditures	$10,743	$18,026	$33,239	$29,521

Discovery and Safety Assessment
Revenue	$619,463	$531,823	$1,755,639	$1,573,095
Operating income	142,143	116,548	375,922	312,011
Operating income as a % of revenue	22.9%	21.9%	21.4%	19.8%
Add back:
Amortization related to acquisitions	20,039	20,983	63,253	64,807
Severance	(28)	(180)	433	1,160
Acquisition related adjustments (2)	(395)	(9,316)	(5,909)	(3,642)
Site consolidation costs, impairments and other items (3)	645	961	3,001	1,254
Total non-GAAP adjustments to operating income	$20,261	$12,448	$60,778	$63,579
Operating income, excluding non-GAAP adjustments	$162,404	$128,996	$436,700	$375,590
Non-GAAP operating income as a % of revenue	26.2%	24.3%	24.9%	23.9%

Depreciation and amortization	$43,913	$44,072	$135,328	$132,268
Capital expenditures	$43,400	$23,270	$133,908	$60,783

Manufacturing Solutions
Revenue	$189,580	$192,856	$577,512	$537,153
Operating income	31,479	48,563	140,350	154,717
Operating income as a % of revenue	16.6%	25.2%	24.3%	28.8%
Add back:
Amortization related to acquisitions	10,115	7,888	33,386	17,914
Severance	241	1,515	619	2,344
Acquisition related adjustments (2)	10,555	4,116	(4,191)	4,844
Site consolidation costs, impairments and other items (3)	1,741	1,074	3,681	1,114
Total non-GAAP adjustments to operating income	$22,652	$14,593	$33,495	$26,216
Operating income, excluding non-GAAP adjustments	$54,131	$63,156	$173,845	$180,933
Non-GAAP operating income as a % of revenue	28.6%	32.7%	30.1%	33.7%

Depreciation and amortization	$17,005	$13,953	$53,487	$34,474
Capital expenditures	$18,137	$13,296	$65,396	$34,008

Unallocated Corporate Overhead	$(58,537)	$(48,420)	$(152,406)	$(176,299)
Add back:
Severance	(193)	—	1,061	(151)
Acquisition related adjustments (2)	1,229	3,387	8,359	29,011
Total non-GAAP adjustments to operating expense	$1,036	$3,387	$9,420	$28,860
Unallocated corporate overhead, excluding non-GAAP adjustments	$(57,501)	$(45,033)	$(142,986)	$(147,439)

Total
Revenue	$989,157	$895,937	$2,876,217	$2,635,110
Operating income	150,976	155,802	487,165	417,055
Operating income as a % of revenue	15.3%	17.4%	16.9%	15.8%
Add back:
Amortization related to acquisitions	35,621	34,215	111,416	98,750
Severance	(90)	1,335	3,130	3,360
Acquisition related adjustments (2)	12,515	(1,572)	739	31,430
Site consolidation costs, impairments and other items (3)	2,386	2,035	6,682	2,368
Total non-GAAP adjustments to operating income	$50,432	$36,013	$121,967	$135,908
Operating income, excluding non-GAAP adjustments	$201,408	$191,815	$609,132	$552,963
Non-GAAP operating income as a % of revenue	20.4%	21.4%	21.2%	21.0%

Depreciation and amortization	$74,605	$68,686	$226,325	$198,299
Capital expenditures	$72,393	$55,536	$235,709	$129,997
(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)

These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, fair value adjustments associated with contingent consideration, and an adjustment related to certain indirect tax liabilities.

(3)

Other items include certain third-party legal costs related to (a) an environmental litigation related to the Microbial business and (b) responses to a U.S. government industry-wide supply chain management inquiry applicable to our Safety Assessment business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021

Net income attributable to common shareholders	$96,473	$103,426	$298,816	$253,404
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	50,432	36,013	121,967	135,908
Write-off of deferred financing costs and fees related to debt financing	—	—	—	26,089
Venture capital and strategic equity investment losses (gains), net	(3,447)	10,367	20,068	17,277
Other (2)	240	—	4,205	(2,942)
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (3)	1,161	1,461	3,624	3,781
Enacted tax law changes	—	—	—	10,036
Tax effect of the remaining non-GAAP adjustments	(10,115)	(12,139)	(30,928)	(41,468)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$134,744	$139,128	$417,752	$402,085

Weighted average shares outstanding - Basic	50,870	50,425	50,778	50,234
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	413	1,133	507	1,126
Weighted average shares outstanding - Diluted	51,283	51,558	51,285	51,360

Earnings per share attributable to common shareholders:
Basic	$1.90	$2.05	$5.88	$5.04
Diluted	$1.88	$2.01	$5.83	$4.93

Basic, excluding non-GAAP adjustments	$2.65	$2.76	$8.23	$8.00
Diluted, excluding non-GAAP adjustments	$2.63	$2.70	$8.15	$7.83
(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)

Adjustments included in 2022 primarily relate to a purchase price adjustment in connection with the 2021 divestiture of RMS Japan and a reversal of an indemnification asset related to a prior acquisition. Adjustments included in 2021 include gains on an immaterial divestiture and the finalization of an annuity purchase related to the termination of the Company's U.S. pension plan.

(3)	This adjustment relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended September 24, 2022	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	10.4%	5.2%	16.5%	(1.7)%
Decrease due to foreign exchange	4.5%	4.0%	4.3%	5.4%
Contribution from acquisitions (2)	(1.7)%	(8.8)%	—%	—%
Impact of divestitures (3)	2.1%	7.6%	—%	2.3%
Non-GAAP revenue growth, organic (4)	15.3%	8.0%	20.8%	6.0%

Nine Months Ended September 24, 2022	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	9.1%	3.5%	11.6%	7.5%
Decrease due to foreign exchange	3.2%	2.7%	3.1%	4.2%
Contribution from acquisitions (2)	(2.9)%	(5.3)%	(0.2)%	(8.2)%
Impact of divestitures (3)	2.0%	7.5%	—%	1.8%
Non-GAAP revenue growth, organic (4)	11.4%	8.4%	14.5%	5.3%
(1)

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The contribution from acquisitions reflects only completed acquisitions.
(3)

The Company sold both its RMS Japan operations and its gene therapy CDMO site in Sweden on October 12, 2021. This adjustment represents the revenue from these businesses for all applicable periods in 2021.

(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures and foreign exchange.

Contacts

Investor Contacts:
Todd Spencer
Corporate Vice President,
Investor Relations
781.222.6455
todd.spencer@crl.com

Media Contact:
Amy Cianciaruso
Corporate Vice President,
Public Relations
781.222.6168
amy.cianciaruso@crl.com